UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): April 20, 2020

Ocean Power Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33417 (Commission File Number)	22-2535818 (I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey (Address of principal executive offices)	08831 (Zip Code)

(609) 730-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common	OPTT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on March 3, 2020, Ocean Power Technologies, Inc. (the “Company”) received a notification from the Nasdaq Stock Market (the “Nasdaq”) indicating that the minimum bid price of the Company’s common stock has been below $1.00 per share for 30 consecutive business days and as a result, the Company is not in compliance with the minimum bid price requirement for continued listing. On April 20, 2020, the Company received a written notice (the “Notice”) from Nasdaq indicating that, as a result of the tolling of the bid price requirements effective April 16, 2020, the period within which the Company has to regain compliance has been extended from August 31, 2020 to November 13, 2020. The Company actively monitors the price of its common stock and will consider all available options to regain compliance with the continued listing standards of Nasdaq.

Item 7.01. Regulation FD Disclosure.

On April 20, 2020, the Company announced that the Company had begun production of face shields for donation to first responders. Certain materials and equipment was donated to the Company to enable them to produce the face shields. More information regarding the face shields can be found on the Company’s website at https://oceanpowertechnologies.com/helping-our-communities-fight-covid-19-stay-safe/.

In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2020

OCEAN POWER TECHNOLOGIES, INC.

/s/ George H. Kirby III
George H. Kirby III
President and Chief Executive Officer